EXHIBIT 99.1

AMERICAN EAGLE OUTFITTERS, INC.

Twelfth Annual Meeting Of Stockholders

June 15, 2005

CALL TO ORDER

Jim O'Donnell (Chief Executive Officer):

Good morning ladies and gentlemen. My name is Jim O'Donnell. I am Chief Executive Officer of American Eagle Outfitters. On behalf of Management, welcome to our Twelfth Annual Meeting of Stockholders.

INTRODUCTIONS AND PRESENTATIONS

Jim O'Donnell (Chief Executive Officer):

I would now like to introduce the other directors and officers of the Company who are here today:

Jay Schottenstein, Chairman of the Board of Directors

Roger Markfield, Vice Chairman and President

Jon Diamond, Director

Michael Jesselson, Director

Bob McMaster, Director

Janice Page, Director

Gerald Wedren, Director

Larry Wolf, Director

Susan McGalla, President and Chief Merchandising Officer, AE Brand

Laura Weil, Executive Vice President and Chief Financial Officer

Dennis Parodi, Senior Vice Pres., Real Estate/Store Planning and Chief Operating Officer -- NY Design Center

Dale Clifton, Vice President, Controller and Chief Accounting Officer

Neil Bulman, General Counsel

I would now like to introduce our Chairman, Jay Schottenstein.

Jay Schottenstein (Chairman of the Board of Directors):

Thank you Jim and welcome to our Twelfth Annual Stockholders Meeting.

2004 was an outstanding year for American Eagle Outfitters. Our brand gained momentum throughout the year and we delivered record financial results in every quarter.

Fiscal 2004 also marked an important turning point for our company. The year was driven by meaningful changes that were made across our organization, which Jim O'Donnell will discuss in a few minutes. Importantly, all of these improvements remain in place today, continuing to enhance our brand's position in the market place.

Today, I believe we have the best, most talented and experienced professionals our company has ever had. And, I am extremely proud of the commitment, hard work and passion that our associates have demonstrated over the past 18 months.

We entered 2005 a leader among our industry peers. Our company is in excellent financial condition -- ready to pursue future growth opportunities.

Before beginning the business portion of the meeting, I would like to turn the meeting back to Jim O'Donnell and Laura Weil for a presentation about our business.

Jim O'Donnell (Chief Executive Officer):

Good morning. Any remarks that we make today about future expectations, plans and prospects for American Eagle Outfitters which are not historical facts, are forward-looking statements that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause the Company's actual results to differ from those contained in the forward-looking statements, please read the section entitled "Safe Harbor Statement, Seasonality, and Business Risks" in the Company's most recent Form 10-K and Form 10-Q, each on file with the Securities and Exchange Commission.

I'm going to start out today with a quick review of our 2004 performance. 2004 was a fantastic year on all fronts. Here's a look at our total sales, which reached a record $1.9 Billion -- a 31% increase. Our comps in 2004 increased 21%. We saw an acceleration of business during the Fall & Holiday seasons. As Laura will discuss shortly, sales momentum has continued into this year. Last year, we added 41 net new stores, representing 7% square footage growth.

Our sales strength was broad-based geographically -- with all regions producing very positive comps.

Here's a look at our 2004 sales metrics, which were very favorable:

Our average unit retail price increased 11% due to significantly lower markdowns--which also had a positive effect on our margins.

The number of transactions per store rose 10%, reflecting solid store traffic and strong conversion rates.

Our sales per foot increased 20%.

Our operating profit rose 170% from 2003, reaching $363 million.

Our operating margin increased 1,000 basis points reaching 19.3% for the year, the highest margin among our direct peers and the second best in the specialty retail group.

A significant driver of our profitability in 2004 was a meaningful reduction to our markdown rates. Healthy full-priced selling reflected strong merchandise, as well as the elimination of excessive promotions.

A positive 21% comp enabled us to leverage rent and SG&A.

We also had a higher IMU driven by lower product costs.

Net income rose 170% to $224 million.

EPS rose 160% to $1.49 per share.

As a result of strong operating performance, we ended the year in excellent financial condition. We increased our cash & investments by $312 million, ending the year with $674 million in cash, short & long-term investments.

Our inventory turn last year was over 4 times, which was a 16% increase from 2003. Our Return on Equity was a strong 27%.

That was last year--Now, I want to talk about some of the key factors driving our business and why we remain excited and optimistic about the future.

First, the American Eagle brand has tremendous momentum. This is a look at the Coolest Brands according to Teen Research Unlimited. Back in 2000, we were in 9th place. In the most recent survey we've moved up to the third coolest brand, right under Nike and Sony. 10% of 12-19 year olds named American Eagle the coolest brand.

We also ranked quite high on the specialty stores most often shopped, gaining 28% of the teen's vote. I'd like to note here that both Old Navy and Gap have over 3 times more square footage than we have.

This chart shows the denim market for specialty stores during the back-to-school season in 2004 vs. the prior year. This confirms why we are so enthused about our back-to-school denim business. The market share for AE jeans has grown dramatically, rising to nearly 12% last year. We think we still have plenty of opportunity - and can get to a 15% market share pretty quickly. It continues to be a major strategic goal of ours to be dominant in denim.

This chart demonstrates that our 12% market share translates to the #2 ranking among specialty store brands.

As we look at our future growth opportunities, our number one focus is to maximize the AE brand. Our initiatives center around building store sales productivity. Shopper Trac, which measures customer traffic, shows that our in-store traffic is up 9.8% so far this year. Our year-to-date conversion rate is 23.0% vs. 21.7% last year. Each 1% increases comp sales by 5%.

We have opportunities in key product categories, including denim and knits.

We are expanding our intimates and personal care lines.

And, we look to maximize our AE Direct business, where we know we have upside opportunities.

Last year, as I mentioned earlier, results were driven by productive merchandise assortments. We believe the momentum will continue for the following reasons:

We've strengthened our creative talent and added bench strength to our merchandising teams. I believe we now have the best merchandising and design teams in our company's history, supported by a worldwide sourcing network.

At the end of 2003, we revised our design process, reducing the number of collections per year. It's also enabled us to stay on calendar, and reduced late deliveries, thus fewer markdowns and reduced expenses. Last year, we made adjustments to our product -- refocusing on our style, fit and value equation. The changes we made to our product were significant drivers of our business. We continue to do a better job connecting with our 15-25 year old customer, with on-going initiatives designed to communicate our fashion, fit and brand message. I can't emphasize how important this is -- and how key it has been to our current success.

Here's a look at our BTS assortment, which arrives in stores mid-July. As I said earlier, our return to a basic but powerful business strategy of "great items at great prices -- everyday" has had a very positive impact on our business. Here are examples of some of our BTS key items.

Our strong value message, combined with fashion and quality is what differentiates us in the marketplace. And, we believe that's true now more than ever. This has proven to be a very successful formula, and we will maintain that model. We offer the best value in terms of price and quality in our key categories: denim, knit tops, pants, shorts and woven shirts.

As we evaluate our opportunities to improve sales productivity, one of the things we consider is our store base. I believe we have a very strong portfolio of stores -- which is much better positioned than it was back in 1999, when we achieved our peak sales per foot of $450. Since 1999: We have opened 220 "A" Center stores. We've completed 257 store renovations. We've upgraded the location of 94 stores. We've opened flagship stores in major markets including Manhattan, LA, and San Francisco. This year, we've opened a key store in downtown Seattle as well as 2 stores in Alaska. We've also expanded our presence on the West Coast and opened important new markets like Canada, Puerto Rico and Hawaii.

In 2005, we plan to open 35-40 stores. And, we plan to remodel approximately 60 locations, leaving roughly 170 stores in the old format at year end. Square footage will increase about 5-6%.

Within Merchandise Planning & Allocation, we have on-going initiatives to improve our operations. We know we can be better positioned in size and appropriate inventory levels by SKU. As good as last year was, we had problems with our size allocations during critical times of the selling seasons. That has been corrected for 2005, and represents a meaningful opportunity to drive sales. We have a major initiative underway to better address high volume stores. And overall, we have opportunity to be more precise in our size allocations by regions.

Outside of the AE brand, we are developing a new retail brand. In the past several months, we have assembled a highly-talented team to lead the new concept. We are now working toward what we believe will be an exciting new retail brand -- one that is unique in the marketplace.

Now, here's Laura.

Laura Weil (Executive Vice President and Chief Financial Officer):

I'd like to start out with our 2005 financial goals. Clearly, 2004 was a terrific year--yet we know we have not maximized our business. In 2005, we expect to maintain comp store sales increases. On the margin side, we can leverage fixed expense with a mid-single-digit comp increase. We have continued opportunity for improvements to our IMU. Square footage is planned to increase 5-6%. We expect 15% or greater annual EPS growth.

We are particularly proud of our first quarter performance, because it was against a significant rebound in our business last year. The first quarter was our fifth consecutive quarter of record sales and earnings. Sales rose 37% to $454 million. Comps increased 27%, which was on top of a 10% comp increase in the first quarter of last year. Strong brand momentum and well-received product assortments continued to drive the business. We added 36 net new stores, representing a 6% square footage growth. Sales strength in the first quarter continued to be broad-based geographically -- with all regions producing positive comps.

Here's a look at our first quarter sales metrics, which were very favorable:

Our average unit retail price increased 11% due to the continuation of lower markdown rates.

Perhaps this is our favorite metric -- the number of transactions per store rose 18% over last year. This is a clear indication of our brand strength and reflects stronger store traffic and higher transaction conversion rates. The bottom line here is more customers are shopping and spending more in our stores than last year.

Our operating margin increased 630 basis points, reaching 19.3%, a record first quarter rate. This is also an industry-leading margin rate. Our strong 27% comp increase enabled us to leverage key fixed expenses, including rent and SG&A expense. And healthy full-priced selling drove stronger merchandise margins.

We achieved record earnings in the first quarter, nearly doubling from last year to $0.35

I'll end with a look at our first quarter balance sheet data. During the first quarter, we strengthened our cash position, ending with $681 million in cash and investments. Our financial position remains extremely strong and we are well positioned to support future growth opportunities.

Jim O'Donnell (Chief Executive Officer):

Before turning back to Jay for the business portion of the meeting, are their any questions for myself or members of management?

[No questions.]

And now back to our Chairman, Jay Schottenstein.

BUSINESS PORTION OF MEETING, QUORUM, ETC.

Jay Schottenstein (Chairman of the Board of Directors):

Continuing with today's business, at the direction of the Board of Directors, Notice of this meeting, a Proxy Statement and Proxy Card were sent to all stockholders of record on April 22, 2005. Copies of the Proxy Statement and our Annual Report are available at the door.

I would like to ask Neil Bulman to serve as Inspector of Election for this meeting.

Any stockholder present who desires to vote in person rather than by proxy should now raise your hand so the Inspector can furnish you a ballot to complete.

Will the Inspector determine and report whether a quorum is present.

Neil Bulman (General Counsel):

Mr. Chairman, we have a quorum. There are represented at this meeting in person or by proxy more than 50% of all shares entitled to vote at the meeting. The unofficial total of shares represented is 139,447,376, which is approximately 91% of all shares entitled to vote.

ELECTION OF DIRECTORS

Jay Schottenstein (Chairman of the Board of Directors):

As stated in the Notice, the first item of business at this meeting is the election of directors. Our Board is divided into three classes. Each class serves a term of three years. Three Class I directors will be elected today. They will serve until the 2008 annual meeting of stockholders. The nominees are:

- Michael Jesselson, President of Jesselson Capital Corporation;

- Roger Markfield, Vice Chairman and President of the Company; and

- myself, Chairman of the Company.

Laura, will you present the resolution?

Laura Weil (Executive Vice President and Chief Financial Officer):

RESOLVED, that the following individuals, namely Michael Jesselson, Roger Markfield and Jay Schottenstein, be elected as Class I Directors to serve until the 2008 Annual Meeting of Stockholders or until their successors are elected.

Dale Clifton (Vice President, Controller and Chief Accounting Officer):

Mr. Chairman, I second the motion.

Jay Schottenstein (Chairman of the Board of Directors):

Are there any questions?  [No questions.]

STOCK PLAN

Jay Schottenstein (Chairman of the Board of Directors):

The second item of business for this meeting is the proposal to approve the 2005 Stock Award and Incentive Plan, as outlined in the proxy statement. Laura, will you present the proposal?

Laura Weil (Executive Vice President and Chief Financial Officer):

RESOLVED, that the stockholders approve the American Eagle Outfitters, Inc. 2005 Stock Award and Incentive Plan.

Dale Clifton (Vice President, Controller and Chief Accounting Officer):

Mr. Chairman, I second the motion.

Jay Schottenstein (Chairman of the Board of Directors):

Are there any questions?  [No questions.]

INTRODUCE ERNST & YOUNG

Jay Schottenstein (Chairman of the Board of Directors):

Before I announce the results, I would like to introduce Lori Benvenuto, a partner at Ernst & Young, our independent auditors. Lori, you have the opportunity to make a statement. Lori is also available to answer any questions on our financial statements.

Lori Benvenuto (Partner, Ernst & Young):

Mr. Chairman, I have no comment.  [No questions.]

ANNOUNCE RESULTS

Jay Schottenstein (Chairman of the Board of Directors):

Will the Inspector of Election please collect any ballots.

All results announced today are subject to verification and will be recorded in the minutes of this meeting to reflect the final count.

I am pleased to announce that each of the candidates for Director has been elected.

The proposal to approve the 2005 Stock Award and Incentive Plan has been approved.

ADJOURNMENT

Jay Schottenstein (Chairman of the Board of Directors):

Since there is no further business, I will now entertain a motion to adjourn.

Laura Weil (Executive Vice President and Chief Financial Officer):

Mr. Chairman, I move that the meeting be adjourned.

Dale Clifton (Vice President, Controller and Chief Accounting Officer):

I second the motion.

Jay Schottenstein (Chairman of the Board of Directors):

Hearing no objection, this meeting is so adjourned. Once again, thank you for attending. We appreciate your support.